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                                                                 Exhibit 4(e)(2)

                            SECOND AMENDMENT TO THE
                BOOKS-A-MILLION, INC. 401(k) PROFIT SHARING PLAN


Books-A-Million, Inc. (the "Employer") having heretofore adopted the Books-A-Million, Inc. 401(k) Profit Sharing Plan, a prototype plan document consisting of the Plan Agreement #001 and the Putnam Basic Plan Document #07 (the "Plan") effective as of February 1, 1996, pursuant to the power reserved to the Employer in Section 17.1 of the Plan, hereby further amends the Plan Agreement as set forth below.

1. Page 16, Subsection 7.A. titled "Compensation (Plan Section 2.8). Amount" of the Plan Agreement is hereby amended effective February 1, 1999 by striking said Subsection 7.A. in its entirety an by substituting the following new Subsection 7.A. in lieu thereof:

         A.       Amount

                  (1) Elective Deferrals and Employer Matching Contributions. Compensation for the purposes of determining the amount and allocation of Elective Deferrals and Employer Matching Contributions will be determined as follows (choose either (a) or (b) and (c) and/or (d) as applicable).


                         [x] (a) Compensation will include Form W-2 earnings as defined in Section 2.8 of the Plan.

                         [ ]     (b)  Compensation will include all
                                 compensation included in the definition of Code
                                 Section 415 Compensation in Plan Section 6.5(b) of the Plan.

                         [x] (c) In addition to the amount provided in either (a) or (b) above, Compensation will also include any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code
                                 Section 457 deferred compensation plan, and contribution described in Code Section 414(h)(2) that are picked up by a governmental employer.

                         [ ] (d) Compensation will also exclude the following amount (choose each that applies):

                                 [ ]  (i)   overtime pay.

                                 [ ]  (ii)  bonuses.

                                 [ ]  (iii) commissions.
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                                  [ ]  (iv)    other pay (describe):
                                                                    --------
                                  [ ]  (v)     compensation in excess of $
                                                                         ----

                (2) Profit Sharing Contributions. Compensation for the purposes of determining the amount and allocation of Profit Sharing Contributions shall be determined as follows (choose either (a) or (b), and (c) and/or
                          (d), as applicable).

                          [X] (a) Compensation will include Form W-2 earnings as defined in Section 2.8 of the Plan.

                          [ ]     (b)  Compensation will include all
                                  compensation included in the definition of Code Section 415 Compensation in
                                  Section 6.5(b) of the Plan.

                          [X] (c) In addition to the amount provided in either (a) or (b) above, compensation will also include any amounts withheld from the employee under a 401(k) plan, cafeteria plan, SARSEP, tax sheltered 403(b) arrangement, or Code Section 457 deferred compensation plan, and contributions described in Code Section 414(h)(2) that are picked up by a governmental employer.

                          [ ] (d) Compensation will also exclude the following amounts (choose each that applies):

                                  [ ] (i)   overtime pay

                                  [ ] (ii)  bonuses

                                  [ ] (iii) commissions

                                  [ ] (iv)  other pay describe:
                                                               -----------
                                  [ ] (v)   compensation in excess of $
                                                                       ------

                          Note: No exclusion under (d) may be selected if Profit Sharing Contributions will be integrated with Social Security under 4.C(3)(a)(iii). In addition, no exclusion under (d) will apply for purposes of determining the top-heavy minimum contribution if the Plan is top-heavy.

2. In addition to Books-A-Million, Inc., and American Wholesale Book Company, Inc., the following entities are participating employers in the Plan:
NetCentral, Inc., and American Internet Service, Inc.
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3.  In all other respects, the Plan provisions remain in full force and effect.

IN WITNESS WHEREOF, the Employer has caused the Second Amendment to the Plan to be duly executed in its name and behalf and its corporate seal to be affixed this 6th day of December, 1999.

ATTEST:

Books-A-Million, Inc.



By:  /s/ Sandra B. Cochran
   ---------------------------
Title: President
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Date:  12-6-99
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NetCentral, Inc.                             American Internet Service, Inc.

By:  /s/ Sandra B. Cochran                   By:  /s/ Sandra B. Cochran
   ---------------------------                  ---------------------------
Title: President                             Title: President
       -----------------------                      -----------------------
Date:  12-6-99                               Date:  12-6-99
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